Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka (615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS FIRST-QUARTER 2015 FINANCIAL RESULTS
———————————
Affirms 2015 Financial Guidance

NASHVILLE, Tenn. (April 23, 2015) – Ben R. Leedle, Jr., president and chief executive officer of Healthways (NASDAQ: HWAY), today announced financial results for the first quarter ended March 31, 2015. Revenues were $189.9 million for the quarter, an increase of 7.4% from $176.8 million for the first quarter of 2014. Net loss for the first quarter of 2015 improved to $2.9 million, or $0.08 per share, compared with net loss of $9.6 million, or $0.27 per share, for the first quarter last year. Adjusted net loss per share improved to $0.05 for the first quarter of 2015 from $0.07 per share for the first quarter of 2014. Adjusted results excluded non-cash interest expense of $0.03 per share for the first quarter of each year and a charge of $0.17 per share in the first quarter of 2014 related to the settlement of a contract dispute. (See pages 9 and 10 for a reconciliation of non-GAAP financial measures.)

"We are pleased with our financial, operating and business development results for the first quarter," said Leedle. "In addition to improvements in revenues and bottom-line performance achieved versus the same period last year, adjusted net cash flow from operations for the first quarter of 2015 increased to $14.6 million, and capital expenditures declined 18.5% to $8.6 million. As anticipated, our ratio of total debt to EBITDA, as calculated under our credit agreement, increased slightly during the first quarter to 3.19 at the quarter's end.

"Business development momentum was strong during the first quarter of 2015, reflecting continued market demand for our population health solutions. We signed a total of 30 contracts for the quarter, including six new customer contracts, 17 expanded contracts and seven extended contracts. These contracts were signed across all our customer markets: commercial health plans; Medicare and other state or federal health plans; employers; health systems, hospitals and physicians; and international. We expect continued demand for our entire portfolio of services and expect to sign more contracts throughout 2015."

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HWAY Reports First-Quarter Results

April 23, 2015

Affirms 2015 Financial Guidance

Based on the Company's first-quarter performance and its outlook for the remainder of 2015, Healthways affirms its financial guidance for the full year. Key elements of this guidance include (See pages 9 and 10 for a reconciliation of non-GAAP financial measures):

•	2015 revenues in a range of $800 million to $825 million.
•	2015 EBITDA margin in a range of 10.5% to 11.0%.
•	2015 earnings:

Guidance Year Ending December 31, 2015
Adjusted net earnings per diluted share	$0.35 – 0.47
Non-cash interest expense per diluted share	(0.12)
Net earnings per diluted share	$0.23 - 0.35

The Company anticipates sequential-quarter improvement in revenue and bottom-line results for the remainder of 2015. The factors that are expected to drive this improvement include the ramp of existing contracts, new contracts to be signed and implemented in 2015, and primarily in the second half of the year, the recognition of performance-based revenues. Healthways expects adjusted operating cash flow in a range of $80 million to $90 million, which excludes cash payments for legal settlements of $14 million. Further, the Company expects total capital expenditures in a range of $37 million to $42 million and its ratio of total debt to EBITDA, as calculated under its credit agreement, by the end of 2015 to be at or below 2.5.

Summary

Leedle concluded, "Building on the increasing momentum that supported our profitable growth in 2014, we began 2015 with solid performance for the first quarter, and we have affirmed our financial guidance for the year. We are well-positioned to meet global demand for population health services. By executing on the opportunities before us, we expect to produce further growth and increased stockholder value."

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.healthways.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 5818105, and the replay will also be available on the Company's web site for the next 12 months.

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HWAY Reports First-Quarter Results

April 23, 2015

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:
•	the effectiveness of management's strategies and decisions;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;
•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

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HWAY Reports First-Quarter Results

April 23, 2015

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents. Learn more at www.healthways.com.

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HWAY Reports First-Quarter Results

April 23, 2015
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014

Revenues	$189,862	$176,777
Cost of services (exclusive of depreciation and amortization of $9,526 and $9,372, respectively, included below)	161,453	148,148
Selling, general and administrative expenses	15,982	16,431
Depreciation and amortization	12,643	13,336
Legal settlement charges	—	9,363

Operating loss	(216)	(10,501)
Interest expense	4,490	4,383

Loss before income taxes	(4,706)	(14,884)
Income tax benefit	(1,793)	(5,288)

Net loss	$(2,913)	$(9,596)

Loss per share:
Basic	$(0.08)	$(0.27)

Diluted(1)	$(0.08)	$(0.27)

Comprehensive loss	$(4,590)	$(9,253)

Weighted average common shares
and equivalents:
Basic	35,595	35,151
Diluted (1)	35,595	35,151

(1)The assumed exercise of stock-based compensation awards for the three months ended March 31, 2015 and 2014 was not considered because the impact would be anti-dilutive.

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HWAY Reports First-Quarter Results

April 23, 2015
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	March 31,	December 31,
	2015	2014
Current assets:
Cash and cash equivalents	$3,752	$1,765
Accounts receivable, net	121,245	126,559
Prepaid expenses	10,622	10,680
Other current assets	6,627	7,662
Income taxes receivable	10,954	2,917
Deferred tax asset	7,674	13,118
Total current assets	160,874	162,701

Property and equipment:
Leasehold improvements	38,689	39,285
Computer equipment and related software	331,080	316,808
Furniture and office equipment	23,063	23,257
Capital projects in process	33,215	38,389
	426,047	417,739
Less accumulated depreciation	(261,684)	(252,043)
	164,363	165,696

Other assets	75,826	75,550
Intangible assets, net	67,707	69,161
Goodwill, net	338,800	338,800

Total assets	$807,570	$811,908

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HWAY Reports First-Quarter Results

April 23, 2015
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31,	December 31,
	2015	2014
Current liabilities:
Accounts payable	$42,478	$37,204
Accrued salaries and benefits	14,852	24,198
Accrued liabilities	47,969	62,674
Deferred revenue	10,697	8,282
Contract billings in excess of earned revenue	16,304	15,232
Current portion of long-term debt	21,694	20,613
Current portion of long-term liabilities	2,318	2,127
Total current liabilities	156,312	170,330

Long-term debt	241,628	231,112
Long-term deferred tax liability	33,906	32,883
Other long-term liabilities	71,667	72,993

Stockholders' equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
35,683,404 and 35,511,221 shares outstanding, respectively	36	35
Additional paid-in capital	295,422	292,346
Retained earnings	39,526	42,439
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(3,725)	(2,048)
Non-controlling interest	980	—
Total stockholders' equity	304,057	304,590

Total liabilities and stockholders' equity	$807,570	$811,908

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HWAY Reports First Quarter Results

April 23, 2015
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,913)	$(9,596)
Adjustments to reconcile net loss to net cash flows provided by operating activities, net of business acquisitions:
Depreciation and amortization	12,643	13,336
Amortization of deferred loan costs	492	463
Amortization of debt discount	1,726	1,630
Share-based employee compensation expense	2,380	1,699
Deferred income taxes	6,067	(3,350)
Excess tax benefits from share-based payment arrangements	(368)	(230)
Decrease (increase) in accounts receivable, net	4,962	(23,190)
Decrease (increase) in other current assets	236	(711)
Increase in accounts payable	4,791	7,379
Decrease in accrued salaries and benefits	(9,937)	(6,584)
(Decrease) increase in other current liabilities	(19,545)	21,794
Other	1,297	6,469
Net cash flows provided by operating activities	1,831	9,109

Cash flows from investing activities:
Acquisition of property and equipment	(8,609)	(10,566)
Investment in joint ventures	(2,825)	(1,625)
Other	(286)	(285)
Net cash flows used in investing activities	(11,720)	(12,476)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	150,850	107,225
Payments of long-term debt	(141,086)	(103,335)
Deferred loan costs	—	(60)
Excess tax benefits from share-based payment arrangements	368	230
Exercise of stock options	1,138	163
Proceeds from non-controlling interest	1,377	—
Change in outstanding checks and other	481	(1,589)
Net cash flows provided by financing activities	13,128	2,634

Effect of exchange rate changes on cash	(1,252)	307

Net increase (decrease) in cash and cash equivalents	1,987	(426)

Cash and cash equivalents, beginning of period	1,765	2,584

Cash and cash equivalents, end of period	$3,752	$2,158

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HWAY Reports First Quarter Results

April 23, 2015
HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted Net Loss Per Share
 to Net Loss Per Share, GAAP Basis

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Adjusted net loss per share (1)	$(0.05)	$(0.07)
Net loss per share attributable to non-cash interest charges (2)	(0.03)	(0.03)
Net loss per share attributable to legal settlement charges (3)	—	(0.17)
Net loss, GAAP basis	$(0.08)	$(0.27)

(1) Adjusted net loss per share is a non-GAAP financial measure.  The Company excludes net loss per share attributable to non-cash interest and legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net loss per share in isolation or as a substitute for net loss per share determined in accordance with accounting principles generally accepted in the United States.

(2) Net loss per share attributable to non-cash interest charges represents the impact of the amortization of a debt discount for the three months ended March 31, 2015 and 2014.

(3) Net loss per share attributable to legal settlement charges represents the impact of a legal settlement included in the Company's results of operations for the quarter ended March 31, 2014.

Reconciliation of Adjusted Cash Flows provided by Operating Activities to Net Cash Flows provided by Operating Activities, GAAP Basis
(In millions)

	Three Months Ended	Guidance for Twelve Months Ending
	March 31, 2015	December 31, 2015
Adjusted net cash flows provided by operating activities (4)	$14.6	$80.0-90.0
Less: Legal settlement payments (5)	(12.8)	(14.0)
Net cash flows provided by operating activities	$1.8	$66.0-76.0

(4) Adjusted net cash flows provided by operating activities is a non-GAAP financial measure.  The Company excludes legal settlements paid from this measure because of its comparability to the Company's historical operating results and guidance.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net cash flows provided by operating activities in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with accounting principles generally accepted in the United States.

(5) For the three months ended March 31, 2015, legal settlements paid consist of $5.5 million in connection with the Company's settlement of a legal matter in April 2014 as well as $7.25 million related to an additional legal settlement, both of which were reflected in the Company's results of operations for 2014. For the twelve months ending December 31, 2015, the Company expects to pay a total of $14.0 million, which includes the two payments made in the first quarter of 2015 plus $1.2 million related to an additional legal settlement, all of which were reflected in the Company's results of operations for 2014.

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HWAY Reports First Quarter Results

April 23, 2015

Reconciliation of Adjusted Earnings Per Share ("EPS") Guidance
to EPS Guidance, GAAP Basis

Twelve Months Ending
December 31, 2015
Adjusted EPS guidance (6)	$0.35-0.47
EPS (loss) guidance attributable to non-cash interest charges (7)	(0.12)
EPS guidance, GAAP basis	$0.23-0.35

(6) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to non-cash interest charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(7) EPS (loss) guidance attributable to non-cash interest charges consists of pre-tax charges of $7.1 million for the twelve months ending December 31, 2015 associated with amortization of a debt discount.

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